EXHIBIT 99.1

ASSET PURCHASE AGREEMENT

This Agreement is made as of April 7, 2009, among W G ENTERPRISES, INC., a Michigan corporation ("WG"), KLEINRICHERT BROS., INC., a Michigan corporation ("Kleinrichert"), LA SEÑORITA – MOUNT PLEASANT, INC., a Michigan corporation ("LAS Mount Pleasant"), LSR MANCO, INC., a Michigan corporation ("Manco"), and LA SEÑORITA – TRAVERSE CITY, INC., a Michigan corporation ("LAS Traverse City" and, together with WG, Kleinrichert, Manco and LAS Mount Pleasant, each, a "Seller," and collectively, "Sellers"), LA SEÑORITA RESTAURANTS ACQUISITION CORP., a Delaware corporation ("Shareholder"), LAS ACQUISITION COMPANY, INC., an Indiana corporation ("Buyer").  Capitalized terms used herein are defined in the text; an index of such terms is attached to the end of this Agreement.

PREAMBLE

Sellers are engaged in the business of owning and operating Mexican restaurants under the name La Señorita in Michigan in the following cities: Traverse City, Traverse City (Garfield Township), Petoskey (Bear Creek Township), Mount Pleasant and Lansing (Lansing Township) (the "Business").  Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, substantially all of Sellers' assets used in connection with, or otherwise relating to, the Business, all upon the terms and subject to the conditions set forth herein.  Therefore, the parties agree as follows with the intent to be legally bound.

AGREEMENT

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01 Purchase and Sale of Assets.  On the Closing Date, Sellers will sell to Buyer, and Buyer will purchase from Sellers, all of Sellers' rights, title and interest in and to the following assets of Sellers (collectively, the "Assets"):

(a) all equipment, machinery, fixtures, vehicles, computer hardware, furniture and office furnishings used in connection with the Business or otherwise located on the Real Property (collectively, the "Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;

(b) all raw materials and other inventory of the Business including alcoholic beverages (collectively, the "Inventory");

(c) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names, domain names and registered and common law copyrights, and all applications therefore other than the Retained Intellectual Property Rights, used in connection with the Business (as listed on Schedule 2.16);

(d) all inventions, discoveries, techniques, processes, methods, formulae, designs, computer software, trade secrets, confidential information, know-how and ideas used in connection with the Business (together with the items listed in subsection (c) above, the "Intellectual Property");

(e) all contracts, agreements, leases, licenses, commitments and purchase orders relating to the Business or any of the Assets (the "Business Agreements");

(f) all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental entity relating to the ownership or operation of the Business or any of the Assets, to the extent transferable (collectively, the "Business Permits");

(g) all securities owned by Shareholder issued by, and all other rights of Shareholder with respect to, La Señorita Franchise Company (the "Business Subsidiary");

(h) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising materials relating to the Business, regardless of the form in which such information appears;

(i) all goodwill of the Business or associated with any of the Assets;

(j) all petty cash, including change funds and the control disbursement bank account described on Sellers' balance sheet as CONTROL DISB BANCTX;

(k) all other assets of Sellers, tangible or intangible, which are used in connection with, or relate to, the Business; and

(l) all claims, causes of action, choses in action and rights of recovery and setoff relating to the foregoing.

1.02 Excluded Assets.  Notwithstanding any other provision hereof, the Assets do not include, and Sellers and Shareholder will retain, the following assets (the "Excluded Assets"):

(a) the assets listed on Schedule 1.02;

(b) any real property owned by Seller ("Real Property");

(c) any and all claims relating to the Business arising out of events or transactions occurring, or contractually required to occur, entirely prior to the Closing Date, including claims to any refunds or rebates of federal, state or local franchise, income or other Taxes for periods or partial periods prior to the Closing Date and all prepayments of Taxes for any period, whether ending prior to, on or after the Closing Date;

(d) all rights to the name "Mexican Restaurants," "Casa Olé," "Mission Burritos," "Tortuga Coastal Cantina," "Montereys Tex-Mex" and "Monterey's Little Mexico" (the "Retained Intellectual Property Rights");

(e) the Pension Plans and Welfare Plans of Sellers and Shareholder and the assets of such Plans;

(f) assets consumed or disposed of in the ordinary course prior to the Closing Date and at the operating locations of Sellers at which Buyer will be conducting operations following the Closing or which Buyer elects by written notice to Sellers (after notification from Sellers of the existence thereof) not to deem Assets for purposes of this Agreement;

(g) all rights of Sellers to receive payments from employees of the Business prior to the Closing Date;

(h) corporate minute books, stockholder records and tax records of Sellers; and

(i) all contracts, agreements, purchase orders or other obligations or liabilities of Sellers other than the Business Agreements.

1.03 Assumption of Liabilities.  Buyer will assume and become liable only for the liabilities listed on Schedule 1.03 and such additional liabilities and obligations as (a) arise out of, relate to, or with respect to the Assets after the Closing or the Business as conducted after the Closing and (b) arise out of events first occurring after the Closing (collectively, the "Assumed Liabilities").  All liabilities which arise out of, relate to or with respect to the Excluded Assets or, except for the Assumed Liabilities, which arise out of, relate to, or with respect to, the Assets or the Business, whether direct or indirect, fixed or contingent or otherwise (collectively, the "Excluded Liabilities"), will continue to be liabilities of Seller.  At the Closing, Buyer shall execute and deliver to Sellers an assignment and assumption agreement in substantially the form of Exhibit A (the "Assumption Agreement") with respect to Buyer's assumption of the Assumed Liabilities.

1.04 Purchase Price.  The purchase price for the Assets (the "Purchase Price") will be $2,600,000, which amount is subject to adjustment in accordance with Section 1.05 and is payable by Buyer on the Closing Date as follows:

(a) $31,000 has been previously paid by Buyer as a nonrefundable (except as described in Section 9.01) deposit against the Purchase Price (the "Deposit");

(b) the balance will be paid to Sellers in immediately available funds by wire transfer to an account specified in writing by Sellers.

1.05 Working Capital Adjustment.

(a) Not more than 10 business days prior to the Closing Date, the Seller Representative and Buyer will, in good faith, jointly estimate Working Capital as of the date of determination on a reasonable basis using Sellers' then available financial information.  If the Seller Representative and Buyer cannot agree on such estimate, then such estimate will be the average of their respective good faith determinations.  The amount of Working Capital as finally estimated is hereinafter referred to as "Estimated Working Capital". At the Closing, the Purchase Price will be adjusted on a dollar-for-dollar basis as follows:  if Estimated Working Capital at Closing exceeds $69,000, then the Purchase Price will be increased by the amount of such excess; if Estimated Working Capital is less than $69,000, then the Purchase Price will be decreased by the amount of such deficiency.  As used herein, "Working Capital" is defined and calculated as the total of change funds, control disbursement bank transactions and total inventories minus the total of accounts payable controlled disbursement, gift card liability and accounts receivable – accounts payable adopt a family.  By way of example, Exhibit B sets forth a calculation of Working Capital as of such date as calculated therefrom.  The coupon liabilities of Sellers as of the Closing Date are set forth on Schedule 1.05(a).

(b) Within 60 days after the Closing Date, Buyer will prepare and deliver to the Seller Representative a balance sheet of the Business as of the Closing Date (as the same may be adjusted in accordance with this subsection, the "Closing Balance Sheet"), which balance sheet will be prepared in a manner consistent with that used in preparing the Business Balance Sheet prior to the Closing, together with its calculation of Working Capital as of the Closing Date (as the same may be adjusted in accordance with this subsection, "Closing Working Capital").  The Seller Representative will have a period of 30 days after his receipt of the Closing Balance Sheet to review the same and Buyer’s calculation of Closing Working Capital and to notify Buyer of any disputes regarding the same.  As part of such review, the Seller Representative and his advisors will have full access to Buyer's work papers and to the preparers of the Closing Balance Sheet and to the books and records on which the Closing Balance Sheet is based.  If the Seller Representative notifies Buyer of any dispute, then the parties will negotiate in good faith in an effort to resolve such dispute.  If the parties are unable to resolve such dispute within 30 days after Buyer receives notice of the same, then either party may submit such dispute to an independent accounting firm of recognized national or regional standing mutually acceptable to Buyer and the Seller Representative for resolution or, if they cannot agree, a Big Four accounting firm chosen by lot (after elimination of those Big Four accounting firms having relationships with the parties).  Each of Buyer and the Seller Representative will be afforded the opportunity to present to such accounting firm any material related to the determination and to discuss the determination with such accountants.  The determination by such accounting firm will be conclusive and binding upon the parties.  The fees and expenses of such accounting firm will be shared equally by Sellers and Buyer.

(c) If Closing Working Capital, as finally determined, is (i) less than Estimated Working Capital, then Sellers will pay to Buyer the amount of such deficiency or (ii) in excess of Estimated Working Capital, then Buyer will pay to the Seller Representative, on behalf of Sellers, the amount of such excess.  All payments under this subsection will be made within 10 days after Closing Working Capital has been finally determined, and will bear interest from the Closing Date through the date of payment at the rate of 8% per annum.

1.06 Allocation of Purchase Price.  The Purchase Price shall be allocated at Closing among the Assets and the covenants of Sellers not to solicit Business customers and not to compete with Buyer in the Business as set forth in Schedule 1.06 attached hereto and incorporated herein by reference.  Each party agrees to complete Internal Revenue Service Form 8594, Asset Acquisition Statement under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") consistent with such allocation and each party shall file Form 8594 in a timely manner.  No party shall file any return or take a position with any taxing authority that is inconsistent with the allocation set forth in Schedule 1.06 and the Closing Memorandum executed by all parties at Closing.  Buyer and Sellers respectively agree to file all income, franchise and other tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the allocation set forth on Schedule 1.06 and to refrain from taking any inconsistent position with any taxing authority unless otherwise required by applicable laws, ordinances, regulations, decrees and orders ("Applicable Laws").

1.07 Return of Lease Deposits.  In the event that a deposit paid by a Seller in respect of any of the Real Property Leases is returned to Buyer after the Closing, Buyer shall hold such amounts in trust for the benefit of the applicable Seller and shall account for and remit such amounts to the applicable Seller without notice, demand, counterclaim or offset as soon as possible after receiving such payments.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Buyer as follows:

2.01 Organization and Qualification.  Each Seller and the Business Subsidiary (each a "Seller Party") is an entity of the type set forth on Schedule 2.01, is organized, validly existing and in good standing in the jurisdiction of its organization as set forth on Schedule 2.01 and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary, all of which jurisdictions are listed on Schedule 2.01.

2.02 Power and Authority.  Each Seller Party has the power and authority to own its assets and to conduct its business as presently conducted.  Each Seller has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and such actions have been duly authorized by all necessary actions on the part of such Seller's board of directors and the Shareholder.

2.03 Execution and Enforceability.  This Agreement has been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by each Seller and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of each Seller party thereto enforceable against each such Seller in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions").

2.04 No Breach, Default, Violation or Consent.  Assuming that Sellers obtain all necessary consents with respect to the assignment or transfer of Material Business Agreements and Business Permits, the execution, delivery and performance by each Seller of the Transaction Documents to which it is a party do not and will not:

(a) violate the organizational documents of any Seller Party;

(b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the creation of any Lien on the Assets under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Material Business Agreement or Business Permit;

(c) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental entity (each a "Governmental Order") which names any Seller Party or is directed to any Seller Party, the Business or any of the Assets;

(d) violate any law, rule, regulation, ordinance or code of any governmental entity (each a "Governmental Rule"); or

(e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any person or entity (each a "Person").

2.05 Financial Matters.

(a) The books of account and other financial records of the Business, all of which have been made available to Buyer, are correct and complete in all material respects, represent actual, bona fide transactions and have been maintained in accordance with sound business and accounting practices.

(b) Sellers have previously delivered to Buyer correct and complete copies of (i) their unaudited balance sheets and statements of income, retained earnings and cash flows as of and for their fiscal years ended December 28, 2008, including any footnotes thereto, and (ii) their unaudited interim balance sheet and statements of income, retained earnings and cash flows as of and for the two months ended February 22, 2009 (the "Financial Statement Date") (the foregoing items in this clause (ii), the "Current Financial Statements" and, together with the items described in clause (i) above, the "Financial Statements").  The Financial Statements fairly present the financial condition of Sellers as at the end of the periods covered thereby and the results of their operations and the changes in their financial position for the periods covered thereby, and, except as noted in such Financial Statements or on Schedule 2.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the Current Financial Statements, to year-end audit adjustments (which will not be material except as otherwise disclosed on Schedule 2.05) and the lack of footnotes and other presentation items.

(c) Except as and to the extent otherwise disclosed in the Current Financial Statements or on Schedule 2.05, the Business has no material liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (i) executory obligations under Business Agreements which are not required to be set forth in the Current Financial Statements in accordance with GAAP and (ii) liabilities incurred in the ordinary course of business since the Financial Statement Date.

(d) No Seller Party is insolvent, or will be rendered insolvent, by the consummation of the transactions contemplated by the Transaction Documents

2.06 Tax Matters.  Except as otherwise disclosed on Schedule 2.06:

(a) all returns, declarations, reports and information statements with respect to Taxes required to have been filed as of the date hereof by or on behalf of any Seller Party with any governmental entity, including without limitation any consolidated, combined or unitary Tax returns (collectively, "Tax Returns"), have been filed with the applicable governmental entity, and are true, complete and correct in all material respects;

(b)  each Seller Party has paid, or, in the case of taxes not yet due, has made adequate reserves on the Current Financial Statements (as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Parties in filing their tax returns) for the payment of, all taxes, charges, fees, levies and assessments (whether computed on a separate, consolidated, combined, unitary or other basis), including without limitation all income, sales and use, unclaimed property, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, net worth, business and occupation, disability, social security, employment, payroll, license, estimated, stamp, custom duties, severance and withholding taxes or charges, imposed by any governmental entity, and any interest or penalties thereon (collectively, "Taxes"), shown to be due on such Tax Returns or claimed to be due by any governmental entity or which any Seller Party is otherwise liable for or is required to withhold on behalf of any other Person;

(c) Sellers have no knowledge of any proposed assessment of any additional Taxes with respect to any Seller Party by any governmental entity or of any basis for any such assessment (whether or not reserved against);

(d) no Seller Party is currently being audited by any governmental entity, and no such audit is pending or, to Sellers' knowledge, threatened;

(e) the Business Subsidiary has not made any Tax elections which (i) were in effect in any past year for which the time for audit has not expired or (ii) are currently in effect; and

(f) no Seller Party has given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax.

2.07 Litigation.  Except as otherwise disclosed on Schedule 2.07, there is no pending or, to Sellers' knowledge, threatened investigation, action or proceeding against Sellers (with respect to the Business or the Assets), the Business Subsidiary, the Business or any of the Assets by or before any governmental entity or arbitrator.  Schedule 2.07 sets forth a correct and complete list of each investigation, action and proceeding (a) described in the preceding sentence or (b) in which any Seller Party is the plaintiff or initiating party, together with the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof.

2.08 Absence of Certain Changes and Events.  Except as otherwise disclosed on Schedule 2.08, since the Financial Statement Date:

(a) Sellers have not incurred any material obligation or liability with respect to the Business or the Assets, and the Business Subsidiary has not incurred any material obligation or liability, except in each case for obligations and liabilities incurred in the ordinary course of business;

(b)  no casualty, loss or damage has occurred with respect to any of the Assets (or any assets which would be included in the Assets but for such casualty, loss or damage), whether or not covered by insurance;

(c) neither Sellers (with respect to the Business or the Assets) nor the Business Subsidiary has sold, transferred or otherwise disposed of any of its properties or assets or any interest therein, or agreed to do any of the foregoing, except for sales of inventory and consumption of material and component parts in the ordinary course of business;

(d) no Seller Party has written down the value of any of the Assets, except in each case in the ordinary course of business and at a rate no greater than during the 12-month period ending on the Financial Statement Date;

(e) neither Sellers (with respect to the Business or the Assets) nor the Business Subsidiary has waived or released any of its rights or permitted any of such rights to lapse;

(f) neither Sellers (with respect to the Business) nor the Business Subsidiary has granted, or has committed to grant, any salary or wage increases to any of its employees;

(g) neither Sellers (with respect to the Business or the Assets) nor the Business Subsidiary has made, or committed to make, any capital expenditures in excess of $10,000 in the aggregate;

(h) no Seller Party has introduced any material change with respect to the Business, including without limitation with respect to the products or services it sells, the areas in which such products or services are sold, its methods of manufacturing or distributing its products, the levels of inventory that it maintains, its marketing techniques or its accounting methods; and

(i) no event has occurred and no condition exists which, individually or in the aggregate, has had, or to Sellers' knowledge is likely to have, a Material Adverse Effect.

The term "Material Adverse Effect," as used in this Agreement, means any circumstance, change in or effect that is, or is reasonably likely in the future to be, materially adverse to the value of operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Business or with respect to the Assets, taken as a whole, other than any such circumstance, change or effect resulting or arising from, in whole or in part, (i) general economic or political conditions or any conditions generally affecting any segment of the Business or the Assets, (ii) any change in Applicable Laws or accounting principles, or (iii) the execution of this Agreement or the consummation of the transactions described herein.

2.09 Suppliers.  Schedule 2.09 sets forth a correct and complete list of each of the top ten suppliers of the Business (in terms of dollar volume of goods and services sold) during the twelve (12) months ending on the Financial Statement Date, and indicates with respect to each the name and address, dollar volume and nature of the relationship.  No Seller Party is required to provide any material bonding or other financial security arrangements in connection with any of its transactions with any such supplier.  Since the Financial Statement Date, no such supplier has terminated its relationship with, or materially reduced its sales to, any Seller Party, and Sellers have no knowledge that any such supplier intends to terminate its relationship with, or materially reduce its sales to, any Seller Party.

2.10 Organizational Documents; Governmental Rules; Governmental Orders.  Each Seller Party is in compliance in all material respects with (a) its organizational documents (correct and complete copies of which have been delivered to Buyer) and (b) all Governmental Rules applicable to such Seller Party, the Business or the Assets.  None of the Sellers (with respect to the Business or the Assets), the Business Subsidiary, the Business or the Assets is subject to any Governmental Order naming or directed at such Seller.

2.11 Business Permits.  Schedule 2.11 sets forth a correct and complete list of all Business Permits and indicates (a) for each Business Permit that is held by a Seller, whether the same is transferable to Buyer and, if so, whether consent to such transfer is required and (b) for each Business Permit held by the Business Subsidiary, whether any consent or other action is required in order for the same to remain in full force and effect following the Closing.  Such Business Permits have been validly acquired, are in full force and effect and represent all material governmental permits, licenses, franchises, certificates, authorizations, consents and approvals necessary under applicable Governmental Rules for Sellers or the Business Subsidiary, as applicable, to conduct the Business as currently conducted and to own, occupy or use the Assets.  Except as set forth on Schedule 2.11, no violations have been recorded against any such Business Permit, no citation, notice or warning has been issued by any governmental entity with respect to any such Business Permit, no investigation or hearing has been held by or before any governmental entity with respect to any such Business Permit, no Seller Party has received any notice from any governmental entity that it intends to cancel, revoke, terminate, suspend or not renew any such Business Permit and Sellers' have no knowledge of any basis for any of the foregoing.  The applicable Seller Parties are in compliance in all material respects with all such Business Permits.

2.12 Environmental Matters.  Schedule 2.12 sets forth a correct and complete list of all reports of environmental audits or investigations which have been performed on behalf of any Seller Party, or which are otherwise in any Seller Party's possession, with respect to any Real Property now or previously owned, leased, occupied or used by any Seller Party, and Sellers have delivered correct and complete copies of such reports to Buyer.  Except as otherwise disclosed on Schedule 2.12:

(a) Seller Parties are in compliance with applicable Environmental Rules in all material respects;

(b) no Hazardous Substances have been or are being generated, used, processed, treated, stored, released, transported or disposed of by Sellers (with respect to the Business or the Assets) or the Business Subsidiary, except in compliance with applicable Environmental Rules in all material respects;

(c) neither Sellers (with respect to the Business or the Assets) nor the Business Subsidiary has received any notice, citation, summons, complaint, demand or other written communication from any governmental entity or other Person regarding (i) any alleged violation by any Seller Party of any Environmental Rule or (ii) any alleged liability of any Seller Party in connection with any release or remediation of any Hazardous Substances, in each case since December 31, 2003 or which otherwise remains unresolved, and Sellers have no knowledge of any grounds for any of the foregoing;

(d) to Sellers' knowledge, no underground storage tanks are located on any Real Property owned, leased, occupied or used by any Seller Party;

(e) to Sellers' knowledge, no Person who has owned, leased, occupied or used the Real Property (or, in the case of the Business Subsidiary, any Real Property now or previously owned, leased, occupied or used by the Business Subsidiary) generated, used, processed, treated, stored, released or disposed of any Hazardous Substances on such property; and

(f) to Sellers' knowledge, no Hazardous Substances are present on or under the Real Property (or, in the case of the Business Subsidiary, any Real Property now or previously owned, leased, occupied or used by the Business Subsidiary), including without limitation in any body of water located thereon or adjacent thereto, any groundwater located thereunder or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Rule.

As used in this Agreement the following terms have the following meanings:

"Environmental Rule" means any Governmental Rule that relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health or safety, including without limitation any Governmental Rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances, together with all rules, regulations and orders issued thereunder, as any of the same may be amended.

"Hazardous Substance" means (i) any substance that constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under any Governmental Rule or (ii) the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by any Governmental Rule due to the risk of harm to human health or the environment.

2.13 Business Subsidiaries.

(a) Schedule 2.13 sets forth (i) the authorized capitalization of the Business Subsidiary and (ii) the owner of such equity securities.  Such equity securities were validly issued in accordance with applicable securities laws and are fully-paid and non-assessable.  Except for such equity securities, the Assets do not include any stock, partnership interest, joint venture interest or other equity interest in any other Person.

(b) Except as otherwise disclosed on Schedule 2.13, there are no outstanding (i) options, warrants, agreements or other rights for the acquisition from any Seller Party of any equity securities of the Business Subsidiary, (ii) securities or other obligations of the Business Subsidiary which are convertible into or exchangeable for its equity securities or (iii) options, sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments which are binding on any Seller Party and which relate to the ownership, voting or transfer of any equity securities of the Business Subsidiary.

2.14 Real Property.

(a) Schedule 2.14 sets forth a correct and complete list of the Real Property and indicates whether such property is owned or leased and which Seller Party is the owner or lessee.

(b) Schedule 2.14 sets forth a correct and complete list of (i) all leases, subleases and other material agreements or rights pursuant to which any Person has the right to occupy or use any Real Property owned by Seller Parties and (ii) all leases, subleases and other material agreements or rights pursuant to which any Seller Party has the right to occupy or use any Real Property owned by others, including such leases, subleases and other agreements or rights to be assigned by a Seller Party to Buyer (collectively, the "Real Property Leases").

(c) Except as otherwise disclosed on Schedule 2.14, all buildings and other improvements located on the Real Property (including without limitation all water, sewer, gas, electrical and HVAC systems servicing the same) are in reasonably good repair and operating condition and are suitable for the purposes for which they are used, reasonable wear and tear excepted.  The Real Property constitutes all Real Property, buildings and other improvements necessary to conduct the Business as currently conducted.

(d) To Sellers' knowledge, all buildings and other improvements located on the Real Property, and the use of the Real Property by Seller Parties and all Persons claiming under Seller Parties, comply in all material respects with all Governmental Rules relating to zoning and land use and with all easements, covenants and other restrictions applicable to the Real Property.

(e) The Real Property (i) is serviced by all utilities necessary for the conduct of the Business as currently conducted thereon; (ii) has adequate means of ingress and egress, either directly or by means of perpetual easements or rights-of-way which run with the Real Property; (iii) has parking that is sufficient in the ordinary course of business to meet the needs of employees and business invitees and to comply with applicable Governmental Rules; and (iv)  does not contain any improvements located in whole or in part within an area identified as a flood hazard area by any governmental entity.

2.15 Personal Property.

(a) Schedule 2.15 sets forth a correct and complete list of all leases and other agreements pursuant to which any Seller Party leases any of the Equipment.

(b) Except as otherwise disclosed on Schedule 2.15, the Equipment is in good repair and operating condition, reasonable wear, tear and obsolescence excepted, and is suitable for the purposes for which it is used.  The Equipment constitutes all equipment, machinery, fixtures, vehicles, computer hardware, furniture and office furnishings necessary to conduct the Business as currently conducted.

(c) Except as otherwise disclosed on Schedule 2.15, all Inventory (i) is in all material respects of a quantity and quality usable and salable in the ordinary course of the Business and (ii) except for such items acquired or produced after the Financial Statement Date, is reflected on the Current Financial Statements at the lower of cost (determined on a first-in, first-out basis) or market in accordance with GAAP applied on a consistent basis, with adequate provisions or adjustments having been made for excess and slow-moving inventory and inventory obsolescence and shrinkage.

2.16 Intellectual Property.  Schedule 2.16 sets forth a correct and complete list of (a) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names, domain names and registered and unregistered copyrights, and all applications therefor, included in the Intellectual Property, (b) all licenses or other agreements pursuant to which any Person has the right to use any Intellectual Property owned by any Seller Party and (c) all licenses or other agreements pursuant to which either Seller (with respect to the Business or the Assets) or the Business Subsidiary has the right to use any Intellectual Property owned by others (excluding "shrink-wrapped" software applications that are generally available to the public).  Seller Parties have the lawful right to use all of the Intellectual Property, and no such use infringes upon the lawful rights of any other Person.  To Sellers' knowledge, no Person is using any Intellectual Property in a manner which infringes upon the lawful rights of any Seller Party.  The Intellectual Property constitutes all intellectual property necessary to conduct the Business as currently conducted; provided, that the Intellectual Property shall not include the Retained Intellectual Property Rights or any rights or claims of any Seller Party thereto.

2.17 Title Matters.

(a) Except as otherwise disclosed on Schedule 2.17, each Seller has (i) good and marketable title to all Assets purported to be owned by it and (ii) good leasehold title to all Assets purported to be leased by it, in each case free and clear of all liens, claims and encumbrances of any nature whatsoever (collectively, "Liens").  On the Closing Date Sellers will transfer to Buyer title to such Assets free and clear of all Liens other than those marked as "Permitted Liens" on Schedule 2.17.

(b) Except as otherwise disclosed on Schedule 2.17, the Business Subsidiary has (i) good and marketable (and, in the case of any owned Real Property, fee simple) title to all Assets purported to be owned by it and (ii) good leasehold title to all Assets purported to be leased by it (including any leased Real Property), in each case free and clear of all Liens other than those marked as "Permitted Liens" on Schedule 2.17.

2.18 Pension and Welfare Plans.  Schedule 2.18 sets forth a correct and complete list of all Pension Plans and Welfare Plans (collectively, "Plans").  Except as otherwise disclosed on Schedule 2.18:

(a) each Plan and each related trust has been established, maintained, administered and funded in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules;

(b) no transaction or omission has occurred with respect to any Plan or related trust that could subject Buyer or any other Person who owns or operates the Business to any Tax or penalty under ERISA, the Code or other applicable Governmental Rules;

(c) none of the Plans or related trusts have any unfunded liabilities; and

(d) none of the Plans (i) is a "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) is a "defined benefit plan" (as defined in Section 3(35) of ERISA), (iii) is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code or (iv) provides medical, health, life insurance or other welfare-type benefits to former employees of any Seller Party or any ERISA Affiliate.

As used in this Agreement the following terms have the following meanings:

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended.

"ERISA Affiliate" means any trade or business which, together with any Seller Party, is treated as a single employer under Section 4001(b)(1) of ERISA, Sections 414(b), (c), (m) or (o) of the Code or any foreign Governmental Rules which are applicable to any Plan.

"Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including any similar plan maintained by the Business Subsidiary, whether or not subject to ERISA) which is maintained for past or present employees of the Business or any ERISA Affiliate or with respect to which any Seller Party or any ERISA Affiliate has any current or potential liability, including without limitation any withdrawal liability.

"Welfare Plan" means (i) any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (including any similar plan maintained by the Business Subsidiary, whether or not subject to ERISA) which is maintained for past or present employees of the Business or any ERISA Affiliate or with respect to which any Seller Party or any ERISA Affiliate has any current or potential liability and (ii) any other plan or program maintained for past or present employees of any Seller Party, including without any limitation health insurance plan, life insurance plan, option plan, bonus plan, savings plan or severance plan.

2.19 Personnel Matters.

(a) Sellers have previously delivered to Buyer a correct and complete list of (i) all employees of or consultants to any Seller Party, (ii) the current job title or relationship to the applicable Seller Party of each such Person in excess of $25,000 per annum and (iii) the amount of compensation (including bonuses and commissions) paid to each such Person who provides services to the Business during Sellers' fiscal year ended December 28, 2008 and which each of them is expected to receive in Sellers' current fiscal year.

(b) Except as otherwise disclosed on Schedule 2.19, none of the Seller Parties (with respect to the Business) nor the Business Subsidiary is a party to any employment, consulting or similar agreement, written or oral, with any Person.

(c) Except as otherwise disclosed on Schedule 2.19, (i) no employees of the Business are represented by any labor union or similar organization, (ii) no Seller Party is party to any collective bargaining or similar agreement covering any of its employees and (iii) no labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding, given any Seller Party notice of any intention to hold an election of a collective bargaining representative or engaged in any organizing activities at any time during the past three years.

(d) Except as otherwise disclosed on Schedule 2.19, (i) no strike, work stoppage, contract dispute or other labor disturbance involving any employees of the Business currently exists or, to Sellers' knowledge, is threatened and (ii) no investigation, action or proceeding by or before any governmental entity which relates to allegedly unfair or discriminatory employment or labor practices by any Seller Party or the violation by any Seller Party of any Governmental Rule relating to employment or labor practices is pending or, to Sellers' knowledge, threatened.

2.20 Insurance.  Schedule 2.20 sets forth a correct and complete list of all insurance policies of which Sellers (with respect to the Business or the Assets) or the Business Subsidiary is the owner, insured, loss payee or beneficiary and indicates for each such policy any pending claims thereunder.  Except as otherwise disclosed on Schedule 2.20:  (a) there has been no failure to give any notice or present any material claim under any such policy in a timely fashion or as otherwise required by such policy; (b) all premiums under such policies which are due and payable have been paid in full; (c) no such policy provides for retrospective or retroactive premium adjustments; (d) no Seller Party has received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy; (e) no Seller Party has been refused any insurance, nor has its coverage been limited by any carrier; and (f) since January 1, 2003, such policies have been "occurrence" policies and not "claims made" policies.

2.21 Other Material Business Agreements.  Schedule 2.21 sets forth a correct and complete list of all Business Agreements other than Business Agreements (a) listed on any of Schedule 2.14 through Schedule 2.20, (b) involving the payment by or to any Seller Party, or creating any liability of any Seller Party (whether direct or indirect, fixed or contingent), of less than $10,000 over the term thereof (exclusive of Business Agreements which require performance by a Seller Party other than the payment of money or the delivery of goods or services) or (c) consisting of purchase orders issued or received in the ordinary course of business (other than "evergreen" purchase orders).

2.22 Status of Material Business Agreements.  Each Business Agreement listed on any of Schedule 2.14 through Schedule 2.21 (each a "Material Business Agreement") is in full force and effect and is enforceable against the applicable Seller Party and, to Sellers' knowledge, the other parties thereto, in accordance with its terms.  Each Seller Party is in compliance with each Material Business Agreement to which it is a party in all material respects.  To Sellers' knowledge, all other parties to the Material Business Agreements are in compliance with the terms thereof in all material respects.  Except as otherwise disclosed on Schedule 2.22, each Material Business Agreement (a) to which either Seller is a party may be assigned to Buyer, or (b) to which the Business Subsidiary is a party will remain in full force and effect following the Closing, in each case without the consent of any other Person.  The Material Business Agreements constitute all material contracts, agreements, leases, licenses and commitments necessary to conduct the Business as currently conducted.

2.23 Foodborne Illness.  Schedule 2.23 sets forth the number of foodborne illness claims which have been made against Sellers (with respect to the Business) and the Business Subsidiary after January 1, 2004, together with the amount expended by Seller Parties in each of such years in defending against or satisfying such claims, the number of such claims outstanding on the date hereof and the amount which Sellers reasonably believe will be necessary to defend against or satisfy such outstanding claims.

2.24 Transactions with Related Parties.  Except as otherwise disclosed on Schedule 2.24:  (a) none of the customers, suppliers, distributors or sales representatives of the Business are Related Parties; (b) none of the Assets are owned or used by or leased to any Related Parties; (c) no Related Party is a party to any Business Agreement; and (d) no Related Party provides any legal, accounting or other services to any Seller Party.

As used in this Agreement the following terms have the following meanings:

"Affiliate" of a Person means any other Person who controls, is controlled by or is under common control with such Person, and "control" means, with respect to any Person, the direct or indirect ability to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Related Party" means (i) any Affiliate of a Seller, (ii) any director, officer or equity holder of a Seller or of any Affiliate of a Seller and (iii) any Affiliate of any Person described in clause (ii) above.

2.25 PCI Compliance.  Each Seller Party is in compliance with the Payment Card Industry Data Security Standard applicable to such Seller Party.

2.26 Brokers.  Neither Sellers nor Shareholder has employed or retained, or has any liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

2.27 Delivery of Documents.  Sellers have previously delivered to Buyer correct and complete copies of each Business Permit, each Material Business Agreement and each additional agreement, document and instrument which Buyer or any of its representatives has requested in writing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Buyer as follows:

3.01 Organization and Qualification.  Shareholder is duly organized, validly existing and in good standing in the jurisdiction of its organization.

3.02 Power and Authority.  Shareholder has the requisite power and authority to own its assets, to conduct its business as presently conducted and to execute, deliver and perform the Transaction Documents to which it is a party.

3.03 Execution and Enforceability.  This Agreement has been, and on the Closing Date the other Transaction Documents to which Shareholder is a party will be, duly and validly executed and delivered by Shareholder and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of Shareholder enforceable against Shareholder in accordance with their respective terms, subject to the Equitable Exceptions.

3.04 No Breach, Default, Violation or Consent.  The execution, delivery and performance by Shareholder of the Transaction Documents to which it is a party do not and will not:

(a) violate Shareholder's organizational documents;

(b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the creation of any Lien on the assets of Shareholder under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any material agreement to which Shareholder is a party or by which Shareholder or any of its assets is bound;

(c) breach or otherwise violate any Governmental Order which names Shareholder or is directed to Shareholder or any of its assets;

(d) violate any Governmental Rule; or

(e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers and the Shareholder as follows:

4.01 Organization.  Buyer is a corporation duly organized, validly existing and in good standing in the State of Indiana.

4.02 Power and Authority.  Buyer has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform the Transaction Documents to which it is a party.

4.03 Execution and Enforceability.  This Agreement has been, and on the Closing Date the other Transaction Documents to which Buyer is a party will be, duly and validly executed and delivered by Buyer and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the Equitable Exceptions.

4.04 No Breach, Default, Violation or Consent.  The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party do not and will not:

(a) violate Buyer's charter or bylaws;

(b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the creation of any Lien on any assets of Buyer under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any material agreement to which Buyer is a party or by which Buyer or any of its assets is bound;

(c) breach or otherwise violate any Governmental Order which names Buyer or any of its Affiliates or is directed to Buyer, any of its Affiliates or any of their respective assets;

(d) violate any Governmental Rule; or

(e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

4.05 Brokers.  Buyer has not employed or retained, and has no liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

4.06 Litigation.  There is no action, suit or proceeding pending or, to Buyer's knowledge, threatened against Buyer or any of its Affiliates that questions the validity of this Agreement or Buyer's right to enter into this Agreement or to consummate the transactions contemplated hereby.

ARTICLE V

TRANSACTIONS PRIOR TO CLOSING

5.01 Conduct of Business Prior to Closing.  At all times prior to the Closing Date Sellers will, except as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement:

(a) operate the Business only in the ordinary course and consistent with past practice;

(b) use their best efforts to preserve its business organization intact, to keep available to Buyer the services of their present officers and employees and to preserve for Buyer the good will of customers, suppliers and others having business relations with the Business;

(c) maintain the Equipment in good repair and operating condition, ordinary wear, tear and obsolescence excepted;

(d) maintain in full force and effect all Business Permits and insurance policies (or cause the renewals thereof);

(e) not enter into any contract or commitment except those made in the ordinary course of business the terms of which are consistent with past practice;

(f) not terminate, cause the termination of, amend, renew or extend any Business Agreement other than in the ordinary course of business;

(g) not waive or release any of its rights with respect to the Business or any of the Assets or permit any of such rights to lapse other than the ordinary course of business;

(h) not sell, transfer or otherwise dispose of the Business or any of the Assets or any interest therein, or solicit offers in respect of or agree to do any of the foregoing, except for sales of inventory in the ordinary course of business;

(i) not incur, make, assume or suffer to exist any Lien, tenancy or other matter affecting title to any of the Assets;

(j) comply with applicable Governmental Rules in all material respects;

(k) take no action, and use its best efforts to prevent the occurrence of any event or the existence of any condition, which would result in any of Sellers' representations and warranties herein not being true and correct; and

(l) promptly inform Buyer of the occurrence of any event or the existence of any condition which has had or is reasonably likely to have a Material Adverse Effect.

5.02 Casualty, Loss or Damage to Assets.  If at any time prior to the Closing Date any casualty, loss or damage occurs with respect to any Asset that is reasonably likely to have a Material Adverse Effect, then Sellers will promptly inform Buyer of the same and, at Buyer's option, will either (a) repair or replace such Asset such that the Asset to be transferred to Buyer hereunder is in a condition at least as good as it was in immediately prior to the occurrence of such casualty, loss or damage or (b) transfer all insurance proceeds payable to such Sellers on account of such casualty, loss or damage to Buyer at the Closing.

5.03 Exclusivity.  Until such time as this Agreement has been terminated as provided herein, Sellers will deal exclusively with Buyer in connection with the proposed sale of the Assets and none of Sellers nor any Person acting on their behalf will directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any transaction directly or indirectly involving the sale of any assets or equity securities of Sellers.  Sellers will notify Buyer of any such inquiry or proposal within two (2) business days of receipt or learning of the same.

5.04 Access to Information.  At all times prior to the Closing Date Sellers will furnish to Buyer and its representatives (a) full access during normal business hours to the properties, books and records and personnel of Sellers relating to the Business or the Assets and (b) all such information concerning the Business or the Assets as any of them may reasonably request.

5.05 Notification of Changes.  If, at any time prior to the Closing, any of Sellers or Buyer becomes aware that any of its representations or warranties set forth herein is false or misleading in any material respect, it will promptly notify the other party of the same.  Unless otherwise specifically agreed to by the parties in writing, no such disclosure will be considered to be an amendment to this Agreement or the Schedules hereto or will release such party from any liability arising out of such false or misleading representation or warranty; provided, however, that if the Closing occurs, any such update or disclosure set forth on a Schedule to this Agreement will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant that would have existed if the disclosing party had not made such update or disclosure, and all references in the Agreement to any Schedule that is updated as provided in this Section 5.05 shall for all purposes at and after the Closing be deemed to be a reference to such Schedules as so updated.

5.06 Commercially Reasonable Efforts.  The parties agree to use their commercially reasonable efforts to take or cause to be taken and to do or cause to be done all such actions and things as are necessary or advisable, or as may be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the other Transaction Documents.  Without limiting the generality of the foregoing, the parties agree to take all commercially reasonable actions necessary in order to obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby.

ARTICLE VI

CLOSING AND CLOSING CONDITIONS

6.01 Closing. The closing of the transactions contemplated hereby (the "Closing") will be effective as of 7:00 a.m. on the date hereof (the "Closing Date").

6.02 Conditions Precedent to Obligations of Buyer.  Buyer's obligation to proceed with the Closing is subject to the satisfaction by Sellers on or prior to the Closing Date of each of the following conditions precedent:

(a) Accuracy of Representations and Warranties.  The representations and warranties of Sellers and Shareholder set forth herein will (i) if specifically qualified by materiality or the requirement of a Material Adverse Effect, be true and correct as so qualified, and (ii) if not qualified by materiality or the requirement of a Material Adverse Effect, will be true and complete in all material respects as of the Closing Date, in each event with the same effect as though such representations were made at and as of such date except to the extent such representations and warranties are by their express provisions made as of a specific earlier date.

(b) Performance and Compliance.  Sellers will have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them hereunder on or prior to the Closing Date.

(c) Consents and Approvals.  Sellers will have obtained or made each consent to assignment or transfer, authorization, approval, exemption, filing, registration or qualification, listed on any Schedule hereto or which are otherwise necessary (under applicable Governmental Rules or otherwise) for Sellers to execute, deliver and perform the Transaction Documents, including assignments to transfer Sellers' lease agreements to Buyer and the approval of the Michigan Liquor Control Commission to transfer of all necessary liquor licenses, or, in the case of Business Permits and Business Agreements which are not transferable or for which a consent to assignment cannot be obtained, Buyer shall have satisfied itself that it will be able to obtain or enter into similar permits and agreements in its own name, or to otherwise obtain the benefits of such permits and agreements.

(d) Litigation.  There will be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated by the Transaction Documents or seeking monetary relief against Buyer by reason of the consummation of such transactions, and there will not be in effect any Governmental Order which has such effect.

(e) Material Adverse Effect.  No event will have occurred and no condition will exist which has had, or is reasonably likely to have, a Material Adverse Effect.

(f) Secretary's Certificate.  Sellers will have delivered to Buyer a certificate of each of their Secretaries dated the Closing Date and certifying (i) that correct and complete copies of its charter and bylaws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors and shareholders approving the Transaction Documents and authorizing the execution thereof and the consummation of the transactions contemplated thereby are attached thereto and (iii) the incumbency and signatures of the officers of Sellers authorized to execute and deliver the Transaction Documents on behalf of Sellers.

(g) Other Transaction Documents.  Sellers and any other parties thereto (other than Buyer) will have executed and delivered to Buyer the following documents and such other documents and instruments, in form and substance satisfactory to Buyer and its counsel, as are necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date (together with this Agreement and any agreements listed in Section 6.03(f), the "Transaction Documents"):

(i) a bill of sale in substantially the form of Exhibit C (the “Bill of Sale”);

(ii) the Assumption Agreement;

(iii) assignment executed by Sellers and Mexican Restaurants, Inc. with respect to certain of the Real Property Leases;

(iv) assignment executed by LAS Traverse City and La Senorita – Lansing, Inc. with respect to a Real Property Lease;

(v) an assignment executed by Mexican Restaurants, Inc. with respect to the transfer of Mexican Restaurants, Inc.'s vehicle lease with Williams Chevrolet, Inc.;

(vi) assignments executed by Sellers with respect to the transfer of Sellers' liquor licenses included in the Business Permits;

(vii) a Trademark Assignment executed by Mexican Restaurants, Inc. transferring the service marks owned by Mexican Restaurants, Inc. listed on Schedule 2.16 to Buyer; and

(viii) a Trademark Assignment executed by WG transferring the service marks owned by WG listed on Schedule 2.16 to Buyer.

6.03 Conditions Precedent to Obligations of Sellers.  Sellers' obligation to proceed with the Closing is subject to the satisfaction by Buyer on or prior to the Closing Date of each of the following conditions precedent:

(a) Accuracy of Representations and Warranties.  The representations and warranties of Buyer set forth herein will (i) if specifically qualified by materiality or the requirement of a material adverse effect, be true and correct as so qualified, and (ii) if not qualified by materiality or the requirement of a material adverse effect, will be true and complete in all material respects as of the Closing Date, in each event with the same effect as though such representations were made at and as of such date except to the extent such representations and warranties are by their express provisions made as of a specific earlier date.

(b) Performance and Compliance.  Buyer will have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

(c) Consents and Approvals.  Buyer will have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, if any, necessary (under applicable Governmental Rules or otherwise) for Buyer to execute, deliver and perform the Transaction Documents.

(d) Litigation.  There will be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated by the Transaction Documents or seeking monetary relief against Seller by reason of the consummation of such transactions, and there will not be in effect any Governmental Order which has such effect.

(e) Secretary's Certificate.  Buyer will have delivered to Sellers a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its charter and bylaws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors approving the Transaction Documents and authorizing the execution thereof and the consummation of the transactions contemplated thereby are attached thereto and (iii) the incumbency and signatures of the officers of Buyer authorized to execute and deliver the Transaction Documents on behalf of Buyer.

(f) Other Transaction Documents.  Buyer and any other parties thereto (other than Seller) will have executed and delivered to Sellers the following documents and such other documents and instruments, in form and substance satisfactory to Sellers and their counsel, as are necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date:

(i) the Assumption Agreement;

(ii) assignments executed by Buyer with respect to the Real Property Leases;

(iii) assignments executed by Buyer with respect to the transfer of Sellers' liquor licenses included in the Business Permits; and

(iv) guaranty of HMR Acquisition Company, Inc. with respect to the obligations of the lessees under the Real Property Leases arising at and after the Closing Date.

(g) Purchase Price.  Buyer will have delivered to Sellers the Purchase Price.

ARTICLE VII

CERTAIN POST-CLOSING MATTERS

7.01 Non-Competition and Non-Solicitation.

(a) During the five-year period commencing with the Closing Date, neither Sellers nor the Shareholder may, directly or indirectly, (i) engage in any Competing Business or (ii) own, be employed by, provide financing to, consult with or otherwise render services to any Person who is engaged in any Competing Business; provided, that the ownership of an equity interest of not more than 5% in a publicly traded entity that is engaged in a Competing Business is not a violation of this covenant so long as such Person has no active participation in the business of such entity.  Nothing in this subsection will be deemed to restrict any Seller or the Shareholder from continuing to operate their business in states other than Indiana and Michigan.

(b) During the five-year period commencing with the Closing Date, neither Sellers nor the Shareholder may, directly or indirectly, solicit or induce any employee, distributor, sales representative, agent or contractor of Buyer or any of its Affiliates to terminate his or its employment or other relationship with Buyer or any of its Affiliates.

(c) If any Seller or Shareholder is in breach of any of the provisions of subsections (a) or (b) above, then the time periods set forth in such subsections will be extended, with respect to such Seller or Shareholder, as applicable, by the length of time during which such Seller or Shareholder is in breach of any of such provisions.

(d) Sellers and the Shareholder acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Section are not performed in accordance with their specific terms or are otherwise breached.  Accordingly, Sellers and the Shareholder agree that Buyer is entitled to an injunction or injunctions to prevent breaches of this Section and has the right to specifically enforce this Section against Sellers and the Shareholder in addition to any other remedy to which Buyer may be entitled hereunder, at law or in equity.

As used in this Agreement the following terms have the following meanings:

"Competing Business" means the manufacture, marketing or sale of products or services which are competitive with any Products and which are directly or indirectly marketed or sold in the Territory.

"Product" means any product or service which the Business is marketing, selling or developing on the Closing Date.

"Territory" means the states of Michigan and Indiana.

7.02 Certain Employee Matters.  (a)  Buyer agrees to offer employment to each person employed by any Seller who is an employee of the Business on the Closing Date.  Each such offer will be for the same wage or salary, and for substantially the same benefits, as are applicable to such employee on the Closing Date.  Buyer will recognize each such employee's years of service with Sellers for all applicable purposes, and will give such employees credit for vacation pay (accrued during 2007 for use in 2008 and accrued in 2008 for use in 2009) which is unused prior to Closing.  Sellers' employees are not intended to be third party beneficiaries of this subsection.

(b)           Buyer does not and shall not assume or be responsible for any obligations or liabilities arising out of any employment relationship between any Seller and any employee or former employee.  Without limiting the generality of the foregoing, Buyer shall have no liability or obligation in connection with a Seller's employees or former employees and their beneficiaries for (i) contributions to or payments under employee benefit plans, stock options, programs, arrangements or understandings, (ii) accrued, but unused, sick leave, vacation pay and severance pay, if any, (iii) liabilities or obligations under any collective bargaining agreement or bargaining relationship, (iv) claims, demands, administrative proceedings or suits arising out of or in connection with alleged unlawful employment practices of a Seller or (v) liabilities or obligations arising out of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") health benefit provisions.

7.03 Use of Names.  Sellers acknowledge that from and after the Closing Date they have no right to use any corporate or trade names included in the Assets and will promptly change their corporate and trade names with the applicable governmental authorities.

ARTICLE VIII

INDEMNIFICATION

8.01 Indemnification by Sellers and the Shareholder.  Subject to the limitations and procedures contained in this Agreement (including without limitation those set forth in Section 8.06), Sellers and the Shareholder (the "Seller Indemnitors") will defend, indemnify and hold harmless Buyer and its equity holders, directors, officers, employees and agents (each, a "Seller Indemnitee") from and against any and all claims (including without limitation any investigation, action or other proceeding, whether instituted by a third party against a Seller Indemnitee or by a Seller Indemnitee for the purpose of enforcing its rights hereunder), damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs, but excluding lost profits and any exemplary, punitive, special, indirect, consequential, remote or speculative damages) that constitute, or arise out of or in connection with:

(a) any misrepresentation or breach of warranty under Article II (a "Seller Warranty Breach") or Article III (a "Shareholder Warranty Breach");

(b) any default by Sellers or the Shareholder in the performance or observance of any of their covenants or agreements hereunder or under any other Transaction Document; or

(c) any Excluded Assets or Excluded Liabilities.

8.02 Indemnification by Buyer.  Subject to the limitations and procedures contained in this Agreement, Buyer will defend, indemnify and hold harmless Sellers, the Shareholder and their respective equity holders, directors, officers, employees and agents (each a "Buyer Indemnitee") from and against any and all claims (including without limitation any investigation, action or other proceeding, whether instituted by a third party against a Buyer Indemnitee or by a Buyer Indemnitee for the purpose of enforcing its rights hereunder), damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs, but excluding lost profits and any exemplary, punitive, special, indirect, consequential, remote or speculative damages) that constitute, or arise out of or in connection with:

(a) any misrepresentation or breach of warranty under Article IV (a "Buyer Warranty Breach");

(b) any default by Buyer in the performance or observance of any of its covenants or agreements hereunder or under any other Transaction Document; or

(c) any of the Assets or Assumed Liabilities.

8.03 Third Party Claims.  If any investigation, action or other proceeding (each a "Proceeding") is initiated against any Seller Indemnitee or Buyer Indemnitee (each an "Indemnitee") by any third party and such Indemnitee intends to seek indemnification from Sellers and the Shareholder or Buyer (each an "Indemnitor"), as applicable, under this Article on account of its involvement in such Proceeding, then such Indemnitee will give prompt notice to the applicable Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor will not relieve such Indemnitor of its obligations under this Article, but will reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice.  Upon receipt of such notice, such Indemnitor will diligently defend against such Proceeding on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, that (a) if such Indemnitor fails or refuses to conduct such defense, (b) such Indemnitee has been advised by counsel that it has material defenses available to it which are not available to such Indemnitor and which counsel for such Indemnitor refuses to raise, or that its interests in such Proceeding are adverse to such Indemnitor's interests (other than as a result of such Indemnitor's and Indemnitee's interests being adverse under this Agreement), (c) equitable remedies are being sought against the Indemnitee in such Proceeding or (d) the liability of the Indemnitor(s) with respect to such Proceeding, due to the limitations set forth in this Article, is less than 50% of the amount being sought in such Proceeding, then such Indemnitee may defend against such Proceeding at such Indemnitor's expense.  Such Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and will not settle any Proceeding without the prior consent of the other, which consent will not be unreasonably withheld; provided, that the consent of an Indemnitor is not required if such Indemnitor failed or refused to defend the Indemnitee in the Proceeding that is being settled.  Such Indemnitor and Indemnitee will cooperate with each other in the conduct of any such Proceeding.

8.04 Notice and Satisfaction of Indemnification Claims.  No indemnification claim will be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of such claim and the facts on which such claim is based.  For purposes of Section 8.05, notice of an indemnification claim will be deemed to cover claims arising out of all related Proceedings so long as, in the case of Proceedings instituted by third parties, the Indemnitee complies with Section 8.03.  If the Indemnitee is not Buyer or the Seller Representative, then such notice will be given on behalf of such Indemnitee by Buyer or the Seller Representative, as applicable.  Indemnification claims shall be paid within 30 days after the Indemnitor's receipt of such notice and such evidence of the amount of such claim and the Indemnitor's liability therefor as the Indemnitor may reasonably request.

8.05 Duration of Certain Indemnification Obligations.  Claims for indemnification under Section 8.01(a) and 8.02(a) may only be asserted within the following time periods:

(a) claims arising out of (i) any Seller Warranty Breach under Section 2.01 (Organization and Qualification), Section 2.02 (Power and Authority), Section 2.03 (Execution and Enforceability), Section 2.13 (Business Subsidiaries), Section 2.17 (Title Matters) or Section 2.26 (Brokers) (collectively, "Sellers' Fundamental Warranties"), (ii) any Shareholder Warranty Breach under Section 3.01 (Organization and Qualification), Section 3.02 (Power and Authority) or Section 3.03 (Execution and Enforceability) (collectively, "Shareholder's Fundamental Warranties") or (iii) any Buyer Warranty Breach under Section 4.01 (Organization), Section 4.02 (Power and Authority), Section 4.03 (Execution and Enforceability) or Section 4.05 (Brokers) (collectively, "Buyer's Fundamental Warranties"), may be asserted at any time;

(b) claims arising out of or in connection with any Seller Warranty Breach under Section 2.06 (Tax Matters) may be asserted until the running of the statute of limitations applicable to the taxable period to which a particular claim relates;

(c) claims arising out of or in connection with any Seller Warranty Breach under Section 2.13 (Environmental Matters) may be asserted for a period of 36 months after the Closing Date; and

(d) all other claims may be asserted for a period of 15 months after the Closing Date.

Notwithstanding the above limitations, indemnification for matters fraudulently concealed by any party hereto shall extend indefinitely or until the applicable statute of limitations or tolling period.

8.06 Indemnification Threshold and Cap.

(a) Notwithstanding any other provision hereof, no Seller Indemnitor will have any indemnification obligations under Section 8.01(a) (exclusive of a Seller Warranty Breach involving any of Sellers' Fundamental Warranties or under Section 2.05(d), a Shareholder Warranty Breach involving any of Shareholder's Fundamental Warranties or any claim involving fraud) or Section 8.02(a) (exclusive of a Buyer Warranty Breach involving any of Buyer's Fundamental Warranties or any claim involving fraud) unless and until the claims asserted against the Seller Indemnitors exceed $60,000 in the aggregate (the "Threshold Amount"); thereafter, and subject to Section 8.06(b), the Seller Indemnitors will be liable for all indemnification claims properly asserted thereagainst, including those comprising the Threshold Amount.

(b) The Seller Indemnitors’ indemnification obligations under Article II and Section 8.01(a) (other than claims involving fraud, which are not subject to a cap) will be capped at $310,000 or, in the case of Seller Warranty Breaches involving any of Sellers' Fundamental Warranties or Shareholder Warranty Breaches involving any of Shareholder's Fundamental Warranties, the Purchase Price.

8.07 Other Limitations on Indemnification Provisions.

(a) Any payment made by an Indemnitor to an Indemnitee pursuant to this Article in respect of any claim will be net of any insurance proceeds realized by and paid to the Indemnitee in respect of such claim or other amounts received or receivable by the indemnitee and attributable to or derived from such loss.

(b) To the extent that an Indemnitee recognizes Tax benefits as a result of any losses giving rise to an indemnification claim hereunder, the Indemnitee shall pay the amount of such Tax benefits (but not in excess of the indemnification payment or payments actually received from the Indemnitor with respect to such claim) to the Indemnitor as such Tax benefits are actually recognized by the Indemnitee.  For this purpose, the Indemnitee shall be deemed to recognize a Tax benefit with respect to a taxable year if, and to the extent that, the Indemnitee's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to such losses from all taxable years, exceeds the Indemnitee's actual cumulative liability for Taxes through the end of such taxable years (to the extent permitted by relevant Tax law and not already taken into account for a previous taxable year pursuant to this subsection and treating such Tax items as the last items claimed for any taxable year).

(c) Each Person entitled to indemnification hereunder will take reasonable steps to mitigate losses after becoming aware of any event which could reasonably be expected to give rise to any losses that are indemnifiable or recoverable hereunder.

8.08 Exclusive Remedies.  The remedies provided by the post-Closing indemnification provisions of this Article VIII shall be the exclusive remedies of (i) Buyer with respect to matters resulting in indemnification obligations on the part of the Seller Indemnitors arising under or relating to this Agreement or the transactions contemplated hereby and (ii) the Seller Parties with respect to matters resulting in indemnification obligations on the part of Buyer arising under or relating to this Agreement or the transactions contemplated hereby; and neither Buyer, on the one hand, nor the Seller Parties, on the other hand, shall have any other recourse against the other party under equity, law, contract or any other theory of recovery such that in no event shall any liability or obligation of Buyer or the Seller Parties exceed or extend beyond the rights set forth in this Article VIII.  To the maximum extent permitted by Applicable Laws, Buyer does hereby waive and release the Seller Parties from, and agrees to indemnify and hold the Seller Parties harmless against, any and all claims, causes of action, actions, suits and proceedings asserted or that may be asserted by Buyer against the Seller Parties with respect to the foregoing matters other than the rights of indemnification provided under this Article VIII, and the Seller Parties do hereby waive and release Buyer from, and agree to indemnify and hold Buyer harmless against, any and all claims, causes of action, actions, suits and proceedings asserted or that may be asserted by the Seller Parties against Buyer with respect to the foregoing matters other than the rights of indemnification provided under this Article VIII.

8.09 Tax Treatment.  Any indemnification payments under this Article will be treated, for Tax purposes, as adjustments to the Purchase Price.

                              ARTICLE IX
TERMINATION

9.01 Termination.  Either Buyer or the Seller Parties may, on or prior to the Closing Date, terminate this Agreement without liability:

(a) by mutual written consent of the Seller Parties and Buyer; or

(b) by either the Seller Parties or Buyer by written notice to the other party if:

(i) the transactions contemplated by this Agreement have not been consummated April 15, 2009 (the “Outside Closing Date”) unless such date shall have been extended by the mutual written consent of the Seller Parties and Buyer; provided, however, that this right to terminate shall not be available to any party whose failure to fulfill any covenant or obligation under this Agreement has been the cause of, or results in, the failure of the Closing to occur on or before such date;

(ii) there exists any final Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order, is or shall have become nonappealable.

(c) by the Seller Parties if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become inaccurate in any material respect, such that the conditions set forth in Section 6.03 would be incapable of being satisfied by the Outside Closing Date; provided that the Seller Parties have not breached any of their material obligations hereunder; or

(ii) there shall have been a breach by Buyer of one or more of its covenants or agreements hereunder having a material adverse effect on the Seller Parties or materially adversely affecting (or materially delaying) the ability of Buyer or the Seller Parties to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within ten (10) business days after notice by the Seller Parties thereof, provided that the Seller Parties has not breached any of their material obligations hereunder; or

(iii) any condition to closing set forth in Section 6.03 shall not have been fulfilled or waived by the Seller Parties; or

(d) by Buyer if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of the Seller Parties or if any representations or warranties of the Seller Parties shall have become inaccurate in any material respect, such that the conditions set forth in Section 6.02 would be incapable of being satisfied by the Outside Closing Date; provided that Buyer has not breached any of its material obligations hereunder; or

(ii) there shall have been a breach by the Seller Parties of one or more of their covenants or agreements hereunder having a material adverse effect on Buyer or the Business or materially adversely affecting (or materially delaying) the ability of the Seller Parties and Buyer to consummate transactions contemplated by this Agreement, and the Seller Parties have not cured such breach within ten (10) business days after notice by Buyer thereof; provided that Buyer has not breached any of its material obligations hereunder; or

(iii) any condition to Closing set forth in Section 6.02 shall not have been fulfilled or waived by Buyer.

In no event will Buyer, on the one hand, or the Seller Parties, on the other hand, be liable to the other party for money or other damages (liquidated or otherwise) for failure to consummate the transactions contemplated in this Agreement for any reason set out in this Section 9.01, except that nothing contained in this Section 9.01 shall relieve any party from liability for any breach of this Agreement prior to such termination; provided, however, that in the event that Buyer terminates this Agreement pursuant to subsection (d)(i) or (ii)  above, the Seller Parties shall return the Deposit to Buyer within five (5) days of Buyer providing notice of such termination to the Seller Representative.

ARTICLE X

GENERAL PROVISIONS

10.01 Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties; provided, that (a) Buyer may assign its rights hereunder to an Affiliate so long as Buyer remains liable hereunder, and may collaterally assign its rights hereunder to any lender, and (b) either party may assign its rights hereunder to a purchaser of all or substantially all of its assets or any successor by merger.  Nothing in this Agreement will restrict any transfer of any shares of either Seller.

10.02 Confidentiality.

(a) As used in this Section the "Confidential Information" of a party means all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and specifically includes (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) the Transaction Documents and the transactions contemplated thereby; provided, that the Confidential Information of a party does not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.  From and after the Closing Date, all Confidential Information of the Seller Parties relating to the Business or the Assets will be deemed to be Confidential Information of Buyer, and neither Sellers nor Shareholder will have any further rights with respect thereto.

(b) Except as otherwise permitted by subsection (c) below, each party agrees that it will not, without the prior written consent of such other party, disclose or use for its own benefit any Confidential Information of any other party.

(c) Notwithstanding subsection (b) above, each of the parties is permitted to:

(i) disclose Confidential Information of the other parties to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party will take all such action as are necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

(ii) make additional disclosures of or use for its own benefit Confidential Information of the other parties, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

(iii) disclose Confidential Information of the other parties to the extent, but only to the extent, required by Governmental Rules; provided, that prior to making any disclosure pursuant to this subsection, the disclosing party will notify the affected party of the same, and the affected party will have the right to participate with the disclosing party in determining the amount and type of Confidential Information of the affected party, if any, which must be disclosed in order to comply with Governmental Rules.

10.03 Expenses.  Except as otherwise specifically provided herein or in any other Transaction Document, each party is responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of the Transaction Documents.  Any sales Tax, transfer Tax or similar Tax payable as a result of the transfer of the Assets to Buyer will be paid fifty percent (50%) by the Seller Parties, on the one hand, and fifty percent (50%) by Buyer, on the other hand.

10.04 Further Assurances.  The parties will from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the other Transaction Documents.  Without limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other, and each Seller Party shall reasonably cooperate with Buyer and each Person issuing a garnishment order with respect to an employee of the Business as of the Closing date to notify such issuing Person and have them reissue the garnishment orders in Buyer's name.

10.05 Knowledge Parties.  References in this Agreement to Sellers' knowledge or words of similar import mean the current actual knowledge of Lou Neeb, Andrew J. Dennard, Steve Arnot and David Scott, and shall also include the knowledge the foregoing individuals would be reasonably expected to have if, as a result of the position such individual holds, such person made a reasonable inquiry in light of the circumstances.

10.06 Notices.  Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:  (a) will be in writing; (b) will be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or facsimile (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) will be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's facsimile machine showing that such communication was sent to the appropriate number on a specified date, if sent by facsimile.  All such communications will be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days' prior notice:

If to Sellers or the Shareholder: 1135 Edgebrook Houston, TX 77034 Attn: Andrew J. Dennard FAX No.: 713-943-9554	With a copy to: Locke Lord Bissell & Liddell LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201-6776 Attn: Kent Jamison FAX No.:214-756-8416
If to Buyer: 1501 N. Ironwood Drive South Bend, IN 46635 Attn: President FAX No.: (574) 272-6055	With a copy to: Cohen & Grigsby 11 Stanwix Street; 15th Floor Pittsburgh, PA 15222 Attn: Chris Myers FAX No.: 412-209-0672

10.07 Publicity.  No party will make any press release or other public announcement regarding this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby until the text of such release or announcement has been submitted to the other parties and the other parties have approved the same, which approval shall not be unreasonably withheld or delayed; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the disclosure obligations of the Securities and Exchange Commission and the rules of any stock exchange.

10.08 Seller Representative.

(a) Each Seller and Shareholder, for itself, himself or herself and for its, his or her successors and assigns, hereby irrevocably makes, constitutes and appoints Curt Glowacki to act for and on behalf of such Seller or Shareholder with respect to any claim or matter arising under the Transaction Documents (the "Seller Representative"), and Curt Glowacki hereby accepts such appointment.  Each Seller and Shareholder acknowledges that the appointment of Curt Glowacki as the Seller Representative is coupled with an interest and may not be revoked.

(b) In furtherance of the appointment of the Seller Representative, each Seller and Shareholder, fully and without restriction:  (i) agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by the Seller Representative under the Transaction Documents; and (ii) authorizes the Seller Representative to (A) deliver to Buyer all certificates and documents to be delivered to Buyer by Sellers or the Shareholder pursuant to the Transaction Documents, together with any certificates and documents executed by Sellers or the Shareholder and deposited with the Seller Representative for such purpose, (B) dispute or refrain from disputing any claim made by Buyer under the Transaction Documents, (C) negotiate, compromise and settle any dispute which may arise under the Transaction Documents, (D) pay any amounts determined to be due to Buyer from Sellers or the Shareholder under the Transaction Documents, (E) exercise or refrain from exercising any remedies available to Sellers or the Shareholder under the Transaction Documents, (F) sign any releases or other documents with respect to any such dispute or remedy, (G) waive any condition contained in the Transaction Documents, (H) give such instructions and do or refrain from doing such other things as the Seller Representative, in his or her sole discretion, deems necessary or appropriate to carry out the provisions of the Transaction Documents, (I) receive all amounts determined to be payable by Buyer to Sellers or the Shareholder under the Transaction Documents on behalf of Sellers or the Shareholder and, subject to the Seller Representative's other responsibilities under this subsection, pay to Shareholder its share of such amounts, (J) pay out of funds coming into the hands of the Seller Representative from Buyer all fees and expenses of Sellers and the Shareholder (and of the Seller Representative acting in such capacity) incurred in connection with the transactions contemplated by the Transaction Documents, including without limitation the fees and expenses of counsel, accountants and other professional advisors retained by or on behalf of Sellers or the Shareholder in connection with such transactions, (K) retain such counsel, accountants and other professional advisors as the Seller Representative reasonably deems necessary to assist it in the performance of its duties hereunder and pay the fees, costs and expenses thereof out of the funds coming into the hands of the Seller Representative, (L) retain out of funds coming into the hands of the Seller Representative from Buyer such amounts as the Seller Representative, in its sole discretion, deems appropriate to be held as reserves for expected or potential future expenses or liabilities of Sellers or the Shareholder hereunder and (M) amend or modify any of the Transaction Documents (provided, that no such amendment shall (1) increase the liability of Shareholder or (2) reduce the amounts payable to Shareholder under the Transaction Documents, in each case without the consent of such Shareholder).

(c) If the Seller Representative resigns, ceases to be a legal entity, dies or becomes incapacitated, its or his successor will be appointed within 15 days of such event by a majority of the Sellers.  The decisions and actions of any successor Seller Representative will be, for all purposes, those of the Seller Representative as if originally named herein.  Any successor Seller Representative will provide Buyer with prompt written notice of his or her appointment.

(d) Buyer will be entitled to rely exclusively upon any communication given or other action taken by the Seller Representative and will not be liable to Sellers, the Shareholder or any other Person for any action taken or not taken in reliance upon the Seller Representative.  Buyer will not be obligated to inquire as to the authority of the Seller Representative with respect to the taking of any action that the Seller Representative takes on behalf of Sellers or the Shareholder.

(e) Sellers and the Shareholder will jointly and severally indemnify the Seller Representative and hold him or her harmless against any and all loss, liability or expense incurred without gross negligence or bad faith on the part of the Seller Representative and arising out of or in connection with its or his or her duties as the Seller Representative.

10.09 Miscellaneous.  This Agreement:  (a) may be amended only by a writing signed by each of the parties; (b) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (c) together with the other Transaction Documents, contains the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (d) is governed by, and will be construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to any conflict of laws rules; and (e) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.  The due performance or observance by a party of any of its obligations under this Agreement may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver will be effective only to the extent specifically set forth in such writing.  The waiver by a party of any breach or violation of any provision of this Agreement will not operate as, or be construed to be, a waiver of any subsequent breach or violation hereof.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.10 Entire Agreement.  This Agreement, together with the Schedules, Exhibits and other documents delivered pursuant to and as specified in this Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty or representation, other than as expressly set forth or provided for in this Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the party to be bound thereby.  Except as described herein, this Agreement may not be changed or modified, except by agreement in writing signed by all of the parties hereto.  Disclosure of any fact or item in any schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement to the extent it is reasonably clear on its face that such disclosure would apply to such other section.

[Signature pages follow.]

SIGNATURE PAGES TO ASSET PURCHASE AGREEMENT

SELLERS:

W G ENTERPRISES, INC.

By:     /s/ Andrew J. Dennard

Title:  Vice President

KLEINRICHERT BROS., INC.

By:     /s/ Andrew J. Dennard

Title:  Vice President

LA SEÑORITA – MOUNT PLEASANT, INC.

By:     /s/ Andrew J. Dennard

Title:  Vice President

LA SEÑORITA – TRAVERSE CITY, INC.

By:     /s/ Andrew J. Dennard

Title:  Vice President

LSR MANCO, INC.

By:     /s/ Andrew J. Dennard

Title:  Vice President

SIGNATURE PAGES TO ASSET PURCHASE AGREEMENT (Cont'd)

SHAREHOLDER:

LA SEÑORITA RESTAURANTS ACQUISITION CORP.

By:     /s/ Andrew J. Dennard
Title:  Vice President

SIGNATURE PAGES TO ASSET PURCHASE AGREEMENT (Cont'd)

BUYER:

LAS ACQUISITION COMPANY, INC.

By:     /s/ Dean Goodwin
Title:  President

INDEX OF DEFINED TERMS

The following terms are defined in the Agreement on the following page:

Definition Page

Affiliate 15
Applicable Laws 5
Assets 1
Assumed Liabilities 3
Assumption Agreement 3
Bill of Sale 20
Business 1
Business Agreements 2
Business Permits 2
Business Subsidiary 2
Buyer 1
Buyer Indemnitee 24
Buyer Warranty Breach 24
Buyer's Fundamental Warranties 25
Closing 19
Closing Balance Sheet 4
Closing Date 19
Closing Working Capital 4
Competing Business 23
Confidential Information 29
Current Financial Statements 6
Environmental Rule 10
Equipment 1
Equitable Exceptions 5
ERISA 13
ERISA Affiliate 13
Estimated Working Capital 3
Excluded Assets 2
Excluded Liabilities 3
Financial Statement Date 6
Financial Statements 6
Governmental Order 6
Governmental Rule 6
Hazardous Substance 10
Indemnitee 24
Indemnitor 24
Intellectual Property 2
Inventory 1
Kleinrichert 1
LAS Mount Pleasant 1
LAS Traverse City 1
Liens 12
Manco 1
Material Adverse Effect 8
Material Business Agreement 14
Outside Closing Date 27
Pension Plan 13
Person 6
Plans 12
Proceeding 24
Product 23
Purchase Price 3
Real Property 2
Real Property Leases 11
Related Party 15
Seller 1
Seller Indemnitee 23
Seller Indemnitors 23
Seller Party 5
Seller Representative 31
Seller Warranty Breach 24
Sellers 1
Sellers' Fundamental Warranties 25
Shareholder 1
Shareholder Warranty Breach 24
Shareholder's Fundamental Warranties 25
Tax Returns 7
Taxes 7
Territory 23
Threshold Amount 26
Transaction Documents 20
Welfare Plan 13
WG 1
Working Capital 3

SCHEDULES AND EXHIBITS

Schedules
1.02           Excluded Assets
1.03           Assumed Liabilities
1.06           Allocation Statement
2.01           Organization and Qualification
2.05           Financial Matters
2.06           Tax Matters
2.07           Litigation
2.08           Absence of Certain Changes or Events
2.09           Suppliers
2.11           Business Permits
2.12           Environmental Matters
2.13           Business Subsidiaries
2.14           Real Property
2.15           Personal Property
2.16           Intellectual Property
2.17           Title Matters
2.18           Pension and Welfare Plans
2.19           Personnel Matters
2.20           Insurance
2.21           Other Material Business Agreements
2.22           Status of Material Business Agreements
2.23           Foodborne Illness
2.24           Related Party Transactions

Exhibits
A           Assumption Agreement
B           Calculation of Working Capital
C           Bill of Sale
D.           HMR Guaranty
E.           Lease Assignment